CONSULTING AGREEMENT



         AGREEMENT made this 5th day of December, 1997, by and between Vodavi Technology, Inc., a Delaware corporation (hereinafter called "Company") and Steven A. Sherman (hereinafter called "Consultant").

                              W I T N E S S E T H:

         Company desires to engage Consultant and Consultant desires to accept such engagement, all on the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants set forth in this Agreement, the parties hereto agree as follows:

         1. Engagement.

                  (a) The Engagement. Company hereby engages Consultant and Consultant hereby accepts such engagement as an independent contractor to perform the duties set forth in this Agreement.

                  (b) Duties of Consultant. During Consultant's engagement by Company pursuant to this Agreement, Consultant shall render such advice and recommendations to Company as requested by the Chairman of the Board of Directors of the Company.

         2. Extent of Duties. Consultant shall devote such of Consultant's business time, attention and efforts as are reasonably necessary to the performance of Consultant's duties under this Agreement, and shall perform such duties faithfully and diligently.

         3. Compensation.

                  (a) Fixed Compensation. Company shall pay to Consultant as full compensation for the duties performed by Consultant during Consultant's engagement under this Agreement, a fee at a rate of $10,000 per month payable within five business days of the beginning of each month.

                  (b) Warrant. Company shall provide Consultant with a warrant, in the form attached hereto, to acquire 75,000 share of the Company's common stock at a price of $5.50 per share.

The warrant will be 100% vested at the completion of the full term of this agreement and will be exercisable during a five-year window period beginning October 20, 1988.

                  (c) Reimbursement. Company shall reimburse Consultant for all travel and entertainment expenses and other ordinary and necessary business expenses incurred by Consultant in connection with the business of Company in carrying out specifically requested assignments under the terms of this agreement. The term "business expenses" shall not include any item not deductible by Company for federal income tax purposes. To obtain reimbursement, Consultant shall submit to Company receipts, bills or sales slips for the expenses incurred. Reimbursements shall be made by Company monthly within ten
(10) days of presentation by Consultant of evidence of the expenses incurred.

         4. Term of Engagement.

                  (a) Engagement Term. The term of Consultant's engagement hereunder shall commence on December 5, 1997 and shall continue until May 30, 1998.

                  (b) Termination Under Certain Circumstances. Notwithstanding anything to the contrary herein contained:

                           (i)  Consultant's  engagement  shall be automatically
terminated, without notice, effective upon the date of Consultant's death;

                           (ii) If Consultant  shall fail,  for a period of more
than thirty (30) consecutive days, or for thirty (30) days within any sixty (60) day period, to perform any of Consultant's duties under this Agreement as the result of illness or other incapacity, Company may, at its option, upon notice to Consultant, terminate Consultant's engagement effective on the date of that notice;

                           (iii) If  Consultant  shall  breach or violate any of
the provisions of this Agreement, or fail to perform in a manner reasonably satisfactory to Company any of the duties required of Consultant and such breach, violation or failure shall continue for a period of ten (10) days after Company shall have given Consultant written notice specifying the nature thereof in reasonable detail, Company may, at its option, upon notice to Consultant, terminate Consultant's engagement effective on the date of that notice.

         5. Competition and Confidential Information.

                  (a) Non-Competition. During the period of Consultant's engagement by Company and the period ending twelve (12) months after the termination of Consultant's engagement by Company, regardless of the reason therefor, Consultant shall not (whether directly or indirectly, as owner, principal, agent, stockholder, director, officer, manager, employee, partner, participant, or in any other capacity) perform any duties for or engage or become financially interested in any competitive business conducted within the United States of America. As used herein, competitive business shall mean any business which sells or provides or attempts to sell or provide products or services the same as or substantially similar to the products or services sold or provided by Company.

                  (b) Confidential Information. Consultant shall maintain in strict secrecy all confidential or trade secret information, whether patentable or not, relating to the business of Company (the "Confidential Information") obtained by Consultant in the course of Consultant's engagement, and Consultant shall not, unless first authorized in writing by Company, disclose to, or use for Consultant's benefit or for the benefit of any person, firm or entity at any time either during or subsequent to the term of Consultant's engagement, any Confidential Information, except as required in the performance of Consultant's duties on behalf of Company. For purposes hereof, Confidential Information shall include without limitation any engineering, drawings or other reproductions or materials of any kind; any trade secrets, knowledge or information with respect to processes, inventions, formulae, machinery, manufacturing techniques or know-how; any business methods or forms; any names or addresses of customers or data on customers or suppliers; and any business policies or other information relating to or dealing with the purchasing, production, sales or distribution policies or practices of Company.

         6. Non-Disparagement. Neither party hereto shall publicly disparage the other party hereto or any of the other party's directors, officers, employees, agents, representatives, family members, heirs, successors, or assigns, or take any action that might reasonably be expected to cause any adverse publicity or embarrassment to any of such persons or to otherwise injure or impair the business reputation or prospects of any such person. Consultant shall refrain from communications regarding Company with (a) any employee of Company other than it's directors and senior executives; (b) any lender or potential lender to Company; or (c) any investment banking, brokerage, or other financial firm or institution, in each case except without the specific written consent of Company, and shall direct any communications regarding Company received by him to one or more of Company's executive officers.

         7. Mutual Release. Except for the provisions of this Agreement , Company hereby releases Consultant and Consultant hereby releases Company from any and all actions, causes of action, suits, debts, controversies, contracts, agreements, promises, and claims that Company or Consultant ever had, now has, or may hereafter have against the other arising out of events or omissions occurring on or before the date of this agreement. As used in this Section, Company shall include all subsidiaries and affiliates of Company.

         8. Miscellaneous.

                  (a) Notices. All notices, requests, demands and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given, made and received when delivered against receipt or when deposited in the United States mails, first class postage prepaid, addressed as set forth below:

                           (i)    If to Company:
                                  Mr. Gregory K. Roeper
                                  Executive Vice-President
                                  Vodavi Technology, Inc.
                                  86300 E. Raintree Drive,  Scottsdale AZ, 85260

                           (ii)   If to Consultant:
                                  Mr. Steven A. Sherman
                                  5707 N. 55th Place
                                  Paradise Valley, AZ, 85253

Either party may alter the address to which communications or copies are to be sent by giving notice of such change of address in conformity with the provisions of this paragraph for the giving of notice.

                  (b) Indulgences. Neither any failure nor any delay on the part of either party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence.

                  (c) Controlling Law. This Agreement and all questions relating to its validity, interpretation, performance and enforcement, shall be governed by and construed in accordance with the laws of the State of Arizona, notwithstanding any other conflict-of-interest provisions to the contrary.

                  (d) Binding Nature of Agreement. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns except that no party may assign or transfer such party's rights or obligations under this Agreement without the prior written consent of the other party.

                  (e) Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of the parties reflected hereon as the signatories.

                  (f) Provisions Separable. The provisions of this Agreement are independent of and separable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

                  (g) Entire Agreement. Except for the Warrant to acquire shares of common stock attached hereto, this Agreement contains the entire understanding between the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements and understandings, inducements and conditions, express or implied, oral or written, except as herein contained. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof. This Agreement may not be modified or amended other than by an agreement in writing.

                  (h)  Paragraph  Headings.   The  paragraph  headings  in  this
Agreement are for convenience only; they form no part of this Agreement and shall not affect its interpretation.

                  (i) Gender. Words used herein, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires.

                  (j) Number of Days. In computing the number of days for purposes of this Agreement, all days shall be counted, including Saturdays, Sundays and holidays; provided, however, that if the final day of any time period falls on a Saturday, Sunday or holiday, then the final day shall be deemed to be the next day which is not a Saturday, Sunday or holiday.

                  IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.


                            Vodavi Technology, Inc.


                            By:  /s/ Gregory K. Roeper
                               -------------------------------------------------
                                 Gregory K. Roeper, Executive Vice President and
                                         Corporate Secretary


                                 /s/ Steven A. Sherman
                            ----------------------------------------------------
                                 Steven A. Sherman, Consultant
                                       8